                                                        Exhibit 21
All subsidiaries of the Registrant included in the Consolidated
Financial Statements as of December 31, 1994 are listed below:

                                        Description                      Jurisdiction of
Subsidiary                              of Activity                       Incorporation
Crestar Bank (1)                       Banking                          Virginia

Crestar Mortgage                       Mortgage Banking
Corporation (2)                        Services                         Virginia

Crestar Mortgage (3)                   Mortgage Origination
Capital Corporation                                                     Virginia

CMC OREO, Inc. (3)                     Real Estate Holding              Virginia

Crestar Leasing                        Equipment Leasing
Corporation (2)                                                         Virginia

Capitoline Investment                  Investment Advisory              Virginia
Services Incorporated (2)              Services

Southern Finance                       Investment Securities            Virginia
Corporation (2)                        Holding

Southern Hotel Service, Inc. (2)       Real Estate Holding              Virginia
                                       (Inactive)


Southern Service Corporation (2)       Real Estate Holding              Virginia
                                       (Inactive)

Crestar Securities                     Discount Brokerage               Virginia
Corporation (1)                        Services

Crestar Insurance Agency,              Insurance
Incorporated (1)                                                        Virginia

Crestar Bank, N.A. (1)                 Banking                          National Banking
                                                                        Association

Crestar Bank MD (1)                    Banking                          Maryland

Annapolis Federal Funding              Investment Securities            Maryland
Corporation I (4)                      Holding

Commonwealth Investment                Real Estate Holding              Virginia
Services Corp. (2)                     (Inactive)

First Arlington Service Corp. (2)      Trustee on Acquired Bank's       Virginia
                                       Deeds of Trusts

River Properties, Inc. (2)             Real Estate Holding              Virginia

CRPC, Inc. (2)                         Real Estate Holding              Virginia

The Plaza Company of Virginia (2)      Real Estate Holding              Virginia

Hampton Industrial, Inc. (2)           Real Estate Holding              Virginia

Capital REFG, Inc. (2)                 Real Estate Holding              Virginia

Eastern REFG, Inc. (2)                 Real Estate Holding              Virginia

Second Eastern REFG, Inc. (2)          Real Estate Holding              Virginia

Mortage Investment OREO, Inc. (2)      Real Estate Holding              Virginia

GWR REFG, Inc. (2)                     Real Estate Holding              Virginia

Second GWR REFG, Inc. (2)              Real Estate Holding              Virginia

Third GWR REFG, Inc. (2)               Real Estate Holding              Virginia

Fourth GWR REFG, Inc.                  Real Estate Holding              Virginia

Fifth GWR REFG, Inc.                   Real Estate Holding              Virginia

Capital OREO, Inc. (2)                 Real Estate Holding              Virginia

Eastern OREO, Inc. (2)                 Real Estate Holding              Virginia

Palisades Condominium Owners           Real Estate Holding              Virginia
Association (6)

GWR OREO, Inc. (2)                     Real Estate Holding              Virginia

Western OREO, Inc. (2)                 Real Estate Holding              Virginia

Corporate OREO, Inc. (2)               Real Estate Holding              Virginia

Villiages Of KC Properties, Inc. (2)   Real Estate Holding              Virginia

Hilltop of Virginia, Inc. (2)          Real Estate Holding              Virginia

CFG Vessels, Inc. (2)                  Real Estate Holding              Virginia

MDRP, Inc. (2)                         Real Estate Holding              Maryland

MD Oreo, Inc. (4)                      Real Estate Holding              Maryland

DCRP, Inc. (5)                         Real Estate Holding              District
                                                                        of Columbia

DC OREO, Inc. (5)                      Real Estate Holding              District
                                                                        of
                                                                        Columbia


(1)     Wholly-owned by Crestar Financial Corporation
(2)     Wholly-owned by Crestar Bank
(3)     Wholly-owned by Crestar Mortgage Corporation
(4)     Wholly-owned by Crestar Bank MD
(5)     Wholly-owned by Crestar Bank N.A.
(6)     Wholly-owned by Eastern OREO, Inc.

Note:   In addition to the subsidiaries enumerated above, Crestar Bank,
Crestar Bank N.A. and Crestar Bank MD may, in the ordinary course of business, hold as collateral a majority of the capital stock of other companies and, as a result of realizing such control, companies may constitute subsidiaries within the definition contained in the instructions for the preparation of this report. Detail of any such transactions are not known to the Registrant, but if any exist, such companies are not deemed to be subsidiaries by the Registrant and are not believed to be of material importance as such.